SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Covidien Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 13, 2009
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Incorporation in Ireland
Announced relocation of tax residency and plan to move executive office from Bermuda to Ireland in December 2008
Incorporation requires shareholder and Bermuda court approval;
shareholder vote later in 2009
No impact on 2009 guidance
[The following slides were included in a presentation made by Richard J. Meelia, Covidien’s Chairman, President and Chief Executive
Officer, at the J.P. Morgan Healthcare Conference on January 13, 2009.]

January 13, 2009
21   |
Appendix
In connection with the Irish reorganization, Covidien intends to file with the SEC a proxy statement and mail the proxy statement to its shareholders. Shareholders are urged to read such proxy statement when it becomes available because it will contain important information. The proxy statement will be, and other documents filed or to be filed by Covidien with the SEC are or will be, available free of charge at the
SEC’s web site (www.sec.gov) and at Covidien’s web site (www.covidien.com).
Covidien and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed reorganization. Information about the direct or indirect interests of the participants, by security holdings or otherwise, is available in Covidien’s Annual
Report on Form 10-K for the year ended September 26, 2008 and proxy statement for Covidien’s 2008 annual meeting, which were filed on November 21, 2008 and January 24, 2008, respectively, and will be available in the proxy statement to be filed in connection with the reorganization.